EXHIBIT 32.1

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. 1350)

In connection with the Quarterly Report of NovaDel Pharma Inc., a Delaware corporation (the “Company”), on Form 10-Q for the three months ended September 30, 2008, as filed with the Securities and Exchange Commission (the “Report”), Steven B. Ratoff, Interim President and Chief Executive Officer of the Company, and Michael E. Spicer, Principal Financial and Accounting Officer of the Company, respectively, do each hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 12, 2008	By:	/s/ STEVEN B. RATOFF
Steven B. Ratoff
Interim President and Chief Executive Officer

Date: November 12, 2008	By:	/s/ MICHAEL E. SPICER
Michael E. Spicer
Principal Financial and Accounting Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act, or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Securities Exchange Act.